Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Full Year 2023 Results and Provides Corporate Update

CHARLOTTE, March 18, 2024 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“We,” “Our,” “Cheetah,” or the “Company”) (Nasdaq CM: CTNT), a supplier of parallel-import vehicles sourced in the U.S. to be sold in the People’s Republic of China (“PRC”) market, today reported results for the financial year ended December 31, 2023 and provided a corporate update.

Recent Highlights

•	Challenging market conditions in the PRC have resulted in an industry-wide slowdown of vehicle sales, including price and volume drops in the luxury segment. The Company’s results have been impacted by unfavorable market conditions, experiencing declines in revenue and profit. The favorable margin between the U.S. retail prices of select luxury car models and their wholesale prices in the parallel-vehicle market has been significantly compressed or eliminated.
•	The Company continues to focus on the most popular vehicles in the luxury end of the market, where profit opportunities can still be realized.
•	The Company’s 2023 sales declined by 30.5% from 2022, to $38.4 million due to lower sales volume. Net profit after tax amounted to $0.1 million, and positive cash flow from operations rose to $5.6 million. The Company ended 2023 with a cash balance of $0.4 million.
•	In February 2024, the Company acquired Edward Transit Express Group, Inc. (“Edward”), a California-based common carrier specializing in ocean and air transportation services, for $1.5 million. The acquisition of Edward is being used to launch warehousing and logistics services to third-party parallel-import vehicle and other wholesalers, and to enhance the offering of the Company’s financial services business, which was launched in October 2022.
•	The Company is moving quickly to expand beyond the parallel-import vehicle business with the goal of becoming an integrated provider of international trade services for small- and medium-sized traders.

Cheetah Chairman and CEO Tony Liu commented, “Weakening conditions in the PRC market beginning in the second half of 2023 accelerated during the fourth quarter and have continued into 2024. Sales volumes have declined and luxury vehicle manufacturers have responded by discounting the prices of their vehicles below MSRP. As a result, our ability to profit from the sale of parallel-vehicle exports has been significantly challenged. Cheetah remains focused on executing sales to the PRC that generate favorable margins.”

Mr. Liu continued, “We are addressing this situation by accelerating our plans to acquire warehousing and logistics businesses to reduce our purchase costs and to offer these services to other parallel-import vehicle exporters. Acquiring Edward is the first step in this plan, and we are actively considering other opportunities. As we cannot predict when the economics of the parallel-vehicle market will improve, we are also accelerating our efforts to provide international trade services, both for imports and exports, that extend beyond automobiles.”

2023 Financial Results

During the fiscal year ended December 31, 2023, our financial performance reflected the consequences of strategic decisions and external market forces. Our revenue experienced a substantial decline compared to the previous year. Revenue from our operations decreased by $16.8 million, or 30.5%, from approximately $55.2 million in 2022 to $38.4 million in 2023. This decline can be primarily attributed to an intentional pause in vehicle procurement in the fourth quarter, prompted by a price volatility in the PRC market and the results of an earlier shift in our procurement pricing strategy. The impact of these factors was particularly pronounced in the fourth quarter of 2023.

Total cost of revenue decreased by $16.6 million, or 32.8%, from $50.7 million in 2022 to $34.1 million in 2023. Our cost of revenue amounted to 88.9% and 91.9%, respectively, of our revenue. Our total cost of revenue decreased in line with the reduced revenue, indicating effective cost control measures. The procurement strategy shift, initiated earlier in 2023, was a significant factor in this decrease, allowing us to manage costs more effectively despite external market pressures.

Cheetah Net Supply Chain Service Inc.

704.972.0209 EXT 111 ·6201 Fairview Rd. Ste 225, Charlotte, NC, 28210

Selling expenses decreased by 25.7% to $0.7 million, representing 1.7% of our revenue, a slight increase from 1.6% in 2022. This change is due to a 29.9% reduction in ocean freight expenses and 19.1% decrease in payroll and benefits, despite a 191.2% increase in other expenses. The decrease in selling expenses can be attributed primarily to a reduction in the number of vehicles sold during the fourth quarter.

Income from operations was $1.4 million in 2023, compared with $2.1 million the previous year.

Total other expenses consisted primarily of interest expense, which decreased significantly by approximately $1.2 million, or 49.2%, to $1.2 million for the year ended December 31, 2023, from $2.4 million for the year ended December 31, 2022, primarily due to the significant drop of inventory financing activities, reduced letter of credit financing activities, and the completion of our IPO in the third quarter of 2023.

Net income in 2023 was $0.1 million, or $0.01 per share, compared with net income of $0.8 million, or $0.05 per share, for 2022.

Liquidity and Cash Flow

We reported cash of $0.4 million as of December 31, 2023. Our working capital amounted to approximately $7.5 million, consisting of $9.8 million of current assets less $2.3 million of current liabilities, including $1.8 million in loans payable. Our strong working capital cushion is supported additionally by our ability to borrow under our existing credit facilities. From time to time in the past several years, we have been supported by loans from our principal stockholder, and we believe such support will continue to be available in the future, if needed.

We are working to further improve our liquidity and capital sources primarily by generating cash from operations, debt financing, and, if needed, financial support from our principal stockholder. In order to fully implement our business plan and sustain continued growth, we may also seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet our future liquidity and capital requirements for at least 12 months from the issuance date of our consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(704) 826-7280
ir@cheetah-net.com

Cheetah Net Supply Chain Service Inc.

704.972.0209 EXT 111 ·6201 Fairview Rd. Ste 225, Charlotte, NC, 28210

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2023	2022
REVENUE	$38,315,974	$55,153,335

COST OF REVENUE
Cost of vehicles	32,183,676	48,534,282
Fulfillment expenses	1,885,382	2,149,672
Total cost of revenue	34,069,058	50,683,954

GROSS PROFIT	4,246,916	4,469,381

OPERATING EXPENSES
Selling expenses	668,172	898,852
General and administrative expenses	2,190,513	1,430,917
Total operating expenses	2,858,685	2,329,769

INCOME FROM OPERATIONS	1,388,231	2,139,612

OTHER (EXPENSE) INCOME, NET
Interest expenses	(1,239,297)	(2,441,443)
Other income	31,593	12,974
Subsidy income from Business Recovery Grant Program	—	1,340,316
Total other (expense), net	(1,207,704)	(1,088,153)

INCOME BEFORE INCOME TAX PROVISION	180,527	1,051,459

Income Tax Provision	46,657	234,479

NET INCOME	$133,870	$816,980

Earnings per common share - basic and diluted	$0.01	$0.05
Weighted average shares - basic and diluted	17,183,123	15,794,203

The accompanying notes are an integral part of these consolidated financial statements.

Cheetah Net Supply Chain Service Inc.

704.972.0209 EXT 111 ·6201 Fairview Rd. Ste 225, Charlotte, NC, 28210

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

	December 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$432,998	$58,381
Accounts receivable	6,494,695	7,086,651
Inventories	1,515,270	5,965,935
TOTAL CURRENT ASSETS	9,820,537	14,492,525
TOTAL ASSETS	$10,059,265	$14,719,404

TOTAL CURRENT LIABILITIES	2,358,791	12,195,607

TOTAL LIABILITIES	3,154,637	12,874,049

TOTAL STOCKHOLDERS’ EQUITY	6,904,628	1,845,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,059,265	$14,719,404

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$133,870	$816,980
Net cash provided by operating activities	5,610,225	2,189,605

Cash flows from investing activities:
Net cash (used in) investing activities	(672,500)	—

Cash flows from financing activities:
Net cash (used in) financing activities	(4,563,108)	(2,632,201)

Net increase in cash	374,617	(442,596)
Cash, beginning of period	58,381	500,977
Cash, end of period	$432,998	$58,381

Cheetah Net Supply Chain Service Inc.

704.972.0209 EXT 111 ·6201 Fairview Rd. Ste 225, Charlotte, NC, 28210